Exhibit 99.1

Investor Relations Contact:

Megan Jones

Exact Sciences Corp.

meganjones@exactsciences.com

608-535-8815

Media Contact:

J.P. Fielder

Exact Sciences Corp.

jpfielder@exactsciences.com

+1 608 210 5220

For Immediate Release

Exact Sciences to report $454-455M in total revenue, 71-percent growth for 2018

•                  Cologuard test volume increased 64 percent, with approximately 934,000 tests completed in 2018

•                  Nearly 15,000 health care providers ordered their first Cologuard test during the fourth quarter

•                  We expect approximately 94 percent of patients who completed a Cologuard test during the fourth quarter to have no out-of-pocket costs

MADISON, Wis., Jan. 6, 2019 — Exact Sciences Corp. (Nasdaq: EXAS) today announced that the company expects to report revenue between $142.5 million and $143.5 million for the fourth quarter ended Dec. 31, 2018, an increase of 64 percent from the same quarter of 2017. The company completed approximately 292,000 Cologuard tests during the fourth quarter of 2018, which represents 66-percent growth from the same period of 2017.

For full-year 2018, the company anticipates reporting total revenue between $454 million and $455 million, a year-over-year increase of 71 percent. Completed Cologuard test volume during 2018 was approximately 934,000 tests, a 64-percent increase from 2017.

Nearly 15,000 health care providers ordered Cologuard for the first time during the fourth quarter of 2018. The number of providers who have ordered Cologuard since its launch increased to nearly 147,000 during 2018.

“2018 was a landmark year for Exact Sciences,” said Kevin Conroy, chairman and CEO of Exact Sciences. “We helped more than 930,000 people get screened for colorectal cancer, launched a partnership with Pfizer to help bring Cologuard to more patients, and scaled our operations to meet rising demand. Our team continues working hard to deliver life-changing innovations in early cancer detection. In 2019, we expect to open a new clinical lab, integrate Epic software into our operations, and advance our pipeline of liquid biopsy tests.”

Exact Sciences has not completed preparation of its financial statements for the fourth quarter or full year of 2018. The revenue ranges presented in this news release for the fourth quarter of

2018 and for the year ended Dec. 31, 2018 are preliminary and unaudited and are thus inherently uncertain and subject to change as we complete our financial results for the fourth quarter of 2018. We are in the process of completing our customary year-end close and review procedures as of and for the year ended Dec. 31, 2018, and there can be no assurance that our final results for this period will not differ from these estimates. During the course of the preparation of our consolidated financial statements and related notes as of and for the year ended Dec. 31, 2018, we or our independent registered public accountants may identify items that could cause our final reported results to be materially different from the preliminary financial estimates presented herein.

Exact Sciences plans to report 2018 financial results and provide guidance during its February 2019 earnings call.

About Cologuard

Cologuard was approved by the FDA in August 2014 and results from Exact Sciences’ prospective 90-site, point-in-time, 10,000-patient pivotal trial were published in the New England Journal of Medicine in March 2014. Cologuard is included in the American Cancer Society’s (2018) colorectal cancer screening guidelines and the recommendations of the U.S. Preventive Services Task Force (2016) and National Comprehensive Cancer Network (2016). Cologuard is indicated to screen adults of either sex, 50 years or older, who are at average risk for colorectal cancer. Cologuard is not for everyone and is not a replacement for diagnostic colonoscopy or surveillance colonoscopy in high-risk individuals. False positives and false negatives do occur. Any positive test result should be followed by a diagnostic colonoscopy. Following a negative result, patients should continue participating in a screening program at an interval and with a method appropriate for the individual patient. Cologuard performance when used for repeat testing has not been evaluated or established. Medicare and most major insurers cover Cologuard. For more information about Cologuard, visit www.cologuardtest.com. Rx Only.

About Exact Sciences Corp.

Exact Sciences Corp. is a molecular diagnostics company focused on the early detection and prevention of the deadliest forms of cancer. The company has exclusive intellectual property protecting its non-invasive, molecular screening technology for the detection of colorectal cancer. For more information, please visit the company’s website at www.exactsciences.com, follow Exact Sciences on Twitter @ExactSciences or find Exact Sciences on Facebook.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,”

“plan,” “goal,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, anticipated results of our sales and marketing efforts, expectations concerning payer reimbursement and the anticipated results of our product development efforts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; the willingness of health insurance companies and other payers to cover our products and services and adequately reimburse us for such products and services; the amount and nature of competition from other cancer screening and diagnostic products and services; the effects of the adoption, modification or repeal of any healthcare reform law, rule, order, interpretation or policy; the effects of changes in pricing, coverage and reimbursement for our products and services, including without limitation as a result of the Protecting Access to Medicare Act of 2014; recommendations, guidelines and quality metrics issued by various organizations such as the U.S. Preventive Services Task Force, the American Cancer Society, and the National Committee for Quality Assurance regarding cancer screening or our products and services; our ability to successfully develop new products and services; our ability to effectively utilize strategic partnerships and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to maintain regulatory approvals and comply with applicable regulations; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.